     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1996
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       THE GOODYEAR TIRE & RUBBER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                                      OHIO
                            (STATE OF INCORPORATION)

                                   34-0253240
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                                 (330) 796-2121
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                            ------------------------

           C. THOMAS HARVIE, ESQ., VICE PRESIDENT AND GENERAL COUNSEL
                       THE GOODYEAR TIRE & RUBBER COMPANY
                            1144 EAST MARKET STREET
                             AKRON, OHIO 44316-0001
                                 (330) 796-2121
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

     GERRY V. WITTKAMPER, ESQ.                      JOHN W. WHITE, ESQ.
THE GOODYEAR TIRE & RUBBER COMPANY               CRAVATH, SWAINE & MOORE
      1144 EAST MARKET STREET                         WORLDWIDE PLAZA
      AKRON, OHIO 44316-0001                         825 EIGHTH AVENUE
                                                 NEW YORK, NY 10019-7475

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /X/
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF EACH CLASS OF               AMOUNT BEING     OFFERING PRICE       AGGREGATE       REGISTRATION
  SECURITIES TO BE REGISTERED          REGISTERED         PER UNIT       OFFERING PRICE         FEE
---------------------------------------------------------------------------------------------------------
Debt Securities...................  $500,000,000(1)         100%         $500,000,000(2)    $172,413.80
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities aggregating $500,000,000. Any offering of Debt Securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1996

                       THE GOODYEAR TIRE & RUBBER COMPANY
                                DEBT SECURITIES

                            ------------------------

     The Goodyear Tire & Rubber Company (the "Company") may offer and sell from time to time debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed $500,000,000 (or its equivalent at the time of offering in a non-U.S. dollar currency or a composite currency or currencies). As used herein, the term Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in a composite currency or currencies or in amounts determined by reference to an index. The Debt Securities may be offered in separate series in amounts, at prices and on terms to be determined at the time of offering. The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate or rates (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, terms for any sinking fund payments, any listing on a securities exchange, the initial public offering price or prices and certain other terms of the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Debt Securities may be sold to or through underwriters, dealers or agents or directly to other purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents, the principal amounts to be purchased by any underwriters or dealers acting for their own accounts and the compensation of such underwriters, dealers or agents will be set forth in the applicable Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is             , 1996

     NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at 230 South Dearborn Street, Chicago, Illinois 60604 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, The Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois, and The Pacific Stock Exchange, Incorporated, 115 Sansone Street, San Francisco, California, on which exchanges shares of the Company's Common Stock are listed.

     The Company has filed with the Commission a registration statement on Form S-3 relating to the Debt Securities (such registration statement, together with all amendments, exhibits and schedules, is referred to collectively herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995 is hereby incorporated by reference into the Registration Statement, of which this Prospectus is a part, filed with the Commission (File No. 1-1927) under the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the attention of The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary (Telephone number: 330-796-2121).

                                  THE COMPANY

     The Goodyear Tire & Rubber Company (the "Company" and, together with its domestic and foreign subsidiary companies, "Goodyear") is a leading producer of tires and rubber products. Goodyear manufactures and sells new tires for most applications in most regions of the world. Goodyear also manufactures and markets several lines of rubber and reinforced plastic products for the transportation industry and various industrial and consumer markets and numerous rubber-related chemicals for various applications, provides automotive repair and other services and sells various other products. Goodyear's Celeron subsidiaries engage in various crude oil transportation and related activities, primarily the operation of the All American Pipeline System, a 1,225 mile crude oil pipeline extending from two points along the central California coast to McCamey, Texas.

     The Company, an Ohio corporation organized in 1898, maintains its principal executive offices at 1144 East Market Street, Akron, Ohio 44316-0001. The Company's telephone number is 330-796-2121.

                                USE OF PROCEEDS

     Unless otherwise indicated in a Prospectus Supplement relating to a series of Debt Securities, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including, without limitation, to refinance short-term bank borrowings and other existing indebtedness, future acquisitions, capital expenditures and working capital. Each Prospectus Supplement will contain specific information concerning the use of proceeds from the issue and sale of the Debt Securities offered thereunder.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:

                                                           YEARS ENDED DECEMBER 31, 1995
                                                      ----------------------------------------
                                                      1995     1994     1993     1992     1991
                                                      ----     ----     ----     ----     ----
    Ratio of Earnings to Fixed Charges..............  5.31     4.95     4.16     2.97     1.69

     For purposes of computing the Ratio of Earnings to Fixed Charges, (a) "earnings" consist of income before income taxes, extraordinary items and cumulative effect of accounting changes (plus amortization of capitalized interest, minority interest in net income of subsidiaries with fixed charges and the shares of fixed charges of equity investees, minus capitalized interest, the interests of minorities in subsidiary losses and undistributed earnings of equity investees), and (b) "fixed charges" include interest expense, amortization of debt discount and expense, the portion of rents representative of an interest factor, capitalized interest and the Company's share of fixed charges of equity investees. If the financing fees associated with the Company's receivable sales programs were included in fixed charges, the Ratio of Earnings to Fixed Charges would be 4.68, 4.46, 3.89, 2.80 and 1.62 for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the series of Debt Securities offered by an accompanying Prospectus Supplement (the "Offered Debt Securities"), and the extent to which the following general provisions apply thereto, will be described therein.

     The Debt Securities will be issued under an Indenture, dated as of March 15, 1996 (the "Indenture"), between the Company and Chemical Bank, as Trustee (the "Trustee"), a form of which Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein. Certain terms defined in the Indenture are capitalized herein. Wherever capitalized terms are used and not otherwise defined herein, it is intended that such terms shall have the meanings assigned to them in the Indenture.

GENERAL

     The Indenture limits the aggregate principal amount of the Debt Securities which may be issued thereunder to $500,000,000. The Indenture does not further limit the aggregate principal amount of any particular series of Offered Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in series. The Debt Securities will be direct unsecured obligations of the Company and will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

     Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms or additional provisions thereof, where applicable: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any;
(6) the date or dates from which any such interest will accrue, the date on which payment of such interest will commence, the Interest Payment Dates, the Regular Record Dates for such Interest Payment Dates, and the Person to whom any such interest will be payable, if other than the Person in whose name the Offered Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment; (7) the place or places where the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (8) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking funds; (9) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemptions; (10) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable if other than U.S. dollars; (11) any index used to determine the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities; (12) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (13) the right of the Company to defease the Offered Debt Securities for purposes of certain restrictive covenants and certain Events of Default under the Indenture; (14) whether such Debt Securities will be issued in fully registered form without coupons or will be issued in the form of one or more global securities in temporary global form or definitive global form; and (15) any other terms of the Offered Debt Securities. (Section 3.01)

     Unless otherwise provided in the Prospectus Supplement relating to the Offered Debt Securities, (1) principal of (and premium, if any) and interest on the Debt Securities will be payable, and the Debt Securities of each series will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register; (2) payment of any interest due on any Debt Security will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest; and (3) the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiples thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 3.01, 3.02, 3.05, 3.07 and 10.02)

     Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount from their principal amount. In that event, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement rating thereto. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof. (Section 1.01)

     The applicable Prospectus Supplement will describe the federal income tax consequences of the ownership of any Offered Debt Securities denominated in other than U.S. dollars.

COVENANTS

     LIMITATION ON SECURED INDEBTEDNESS. The Company will covenant that it will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Secured Indebtedness (as defined below), if such Secured Indebtedness is secured by a Lien upon Restricted Property (as defined below) of the Company or a Restricted Subsidiary (as defined below) without securing the Debt Securities equally and ratably with, or prior to, such Debt Securities. The limitation on Secured Indebtedness does not apply, however, to: (i) any Lien on property of any corporation if such Lien is in existence at the time such corporation becomes a Restricted Subsidiary, (ii) any Lien on Restricted Property if such Lien is in existence at the time of acquisition by the Company or a Restricted Subsidiary of such Restricted Property; (iii) any Lien on Restricted Property to secure the payment of all or any part of the purchase price (or other acquisition cost) of such Restricted Property or to secure any indebtedness incurred (prior to, at the time of, or within one year after, the acquisition by the Company or a Restricted Subsidiary of such Restricted Property) for the purpose of, or in connection with, financing all or any part of the purchase price thereof; (iv) any Lien on property of the Company or a Restricted Subsidiary if such Lien was in existence prior to the time a corporation is merged into or consolidated with, or prior to the time of a sale, lease or other disposition of the properties of such corporation as an entirety or substantially as an entirety to, the Company or a Restricted Subsidiary; (v) any Lien securing Secured Indebtedness owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (vi) any Lien on Restricted Property in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Restricted Property subject to such Lien, including, without limitation, Liens to secure pollution control bonds or industrial revenue or other types of bonds; (vii) any Lien on personal property (other than manufacturing equipment); (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Secured Indebtedness or any Lien referred to in clauses (i) through (vii), provided that the principal amount of Secured Indebtedness secured by the Lien shall not exceed the principal amount of Secured Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or a part of the Restricted Property which secured the Lien so extended, renewed or replaced (plus improvements on such Restricted Property); and (ix) Liens on Restricted Property if, immediately after the grant thereof, the aggregate amount of all Secured Indebtedness secured by Liens that would not be permitted but for this clause (ix) does not exceed 15% of the Shareholders' Equity of the Company (as defined below) as at the last day of the then most recently completed fiscal quarter of the Company, as reported on the consolidated balance sheet of the Company. (Section 10.05.)

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company will covenant that it will not, and will not permit any Restricted Subsidiary to, enter into any lease (except leases for a term of not more than three years and excluding leases of newly acquired, improved or constructed property) covering any Restricted Property of the Company or a Restricted Subsidiary owned at March 15, 1996 that is sold to any other person in connection with such lease (a "Sale and Leaseback Transaction"), unless the Company or such Restricted Subsidiary would either (a) be entitled, pursuant to the provisions of Section 10.05 of the Indenture, to incur Secured Indebtedness secured by a Lien on the Restricted Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities, or (b) the Company or such Restricted Subsidiary applies an amount equal to the proceeds from the sale of such Restricted Property to the retirement of any Funded Debt (as defined below) of the Company or such Restricted Subsidiary within 120 days of the effective date of such Sale and Leaseback Transaction. This restriction on Sale and Leaseback Transactions does not, however, prevent the Company or any Restricted Subsidiary from: (i) entering into any transaction not involving a lease with a term of more than three years; or (ii) entering into any Sale and Leaseback Transaction if it is entered into within 180 days after the later of the acquisition, completion of construction of such property, or the commencement of operation of such Restricted Property. (Section 10.06)

     CERTAIN DEFINITIONS. As used in the Indenture: "Attributable Debt" will mean the total net amount of rent required to be paid during the remaining term of the relevant lease, discounted at the rate per annum equal to the lesser of
(i) the prevailing market interest rate at the relevant date, on United States Treasury obligations having a maturity substantially equal to the average term of the relevant lease, plus 3%, or (ii) the weighted average interest rate borne by the Debt Securities then outstanding; "Funded Debt" will mean as any date as of which any determination thereof is being or to be made, all Indebtedness that by its terms (i) matures more than one year after the date on which it was so issued, incurred, assumed or guaranteed by the Company (or a Restricted Subsidiary), or (ii) matures one year or less after the date it was issued, incurred, guaranteed or assumed which at such date may be renewed at the sole election or option of the Company (or a Restricted Subsidiary) so as to mature more than one year after such date; "Indebtedness" of any person will mean indebtedness for money borrowed (including capitalized lease obligations and conditional sales and similar agreements which provide for the deferral of the payment of the purchase price for property or services for a period in excess of one year after acceptance of the complete delivery thereof); "Lien" will mean with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; "Restricted Property" will mean any manufacturing plant or equipment owned by the Company or a Restricted Subsidiary which is used primarily to manufacture tires or other automotive products and is located within any one or more of the States of the United States of America, but shall not include (i) retread plants, (ii) plants or equipment which, in the opinion of the Board of Directors of the Company, are not of material importance to the total business conducted by the Company and its Subsidiaries as a whole, or (iii) plants, facilities or equipment which, in the opinion of the Board of Directors of the Company, are used primarily for transportation, marketing or warehousing; "Restricted Subsidiary" will mean a subsidiary organized under the laws of any State of the United States of America engaged primarily in manufacturing tires or other automotive products (i) substantially all of the assets of which are located within any one or more of the States of the United States of America, and (ii) which has assets in excess of 5% of the total consolidated assets of the Company and its consolidated Subsidiaries (as shown on the then most recent annual or quarterly consolidated balance sheet of the Company), except that "Restricted Subsidiary" will not include any subsidiary the principal business of which is financing accounts receivable, leasing, owning and developing real estate, engaging in transportation activities, or engaging in distribution or related activities; "Secured Indebtedness" will mean Indebtedness of the Company or any Restricted Subsidiary secured a Lien on Restricted Property, but excluding from such definition all Indebtedness which is (i) outstanding on March 15, 1996 and secured by Liens existing on that date, or (ii) not Funded Debt; "Shareholders' Equity" of the Company will mean, the sum of the stated capital, plus capital surplus, plus Retained Earnings of the Company and its Consolidated Subsidiaries as set forth on the then most recent annual or quarterly consolidated balance sheet; and "Subsidiary" will mean any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company. (Section 1.01)

     CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company will covenant that it will not merge into or consolidate with any other corporation, or sell all or substantially all of its assets as an entirety to any person (except for cash), unless (a) the successor is a corporation organized under the laws of the United States of America or any State thereof, and (b) the successor assumes all the obligations under the Debt Securities and the Indenture. (Section 8.01). Upon any such merger, consolidation or sale, the successor will succeed to, and will be substituted in lieu of, the Company. (Section 8.02).

     LEVERAGED TRANSACTIONS AND CHANGES IN CONTROL. Other than the Limitation on Secured Indebtedness and Limitation on Sale and Leaseback Transactions covenants described above, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company. The Indenture does not contain provisions requiring redemption of the Debt Securities by the Company, or adjustment to any terms of the Debt Securities, upon any change in control of the Company.

EVENTS OF DEFAULT

     An Event of Default with respect to Debt Securities of any series is defined in the Indenture as: (1) default for 30 days in payment of any interest on any Debt Security of that series; (2) default in payment of principal of (or premium, if any, on) any Debt Security of that series at Maturity; (3) failure to deposit any sinking fund payment when due in respect of that series; (4) failure by the Company for 60 days after due notice in performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series); (5) certain events of bankruptcy, insolvency or reorganization of the Company; and (6) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.01)

     The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 5.02 and 5.13)

     Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities that consists in whole or in part of Original Issue Discount Debt Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured and not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series, on in the deposit of any sinking fund payment which is provided, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series; and, provided further, that in the case of any default of the character specified in clause (4) under "Events of Default," such notice shall not be given until at least 30 days after the occurrence thereof. The term "default" with respect to any series of Outstanding Debt Securities for the purpose only of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default. (Section 6.02)

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. (Section 6.03) Subject to such provisions for indemnification of the Trustee, the Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. (Section 5.12)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless: (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (3) the Trustee shall have failed to institute such proceeding within 60 days and (4) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request during such 60-day period. (Section 5.07) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 5.08)

     The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default as to certain provisions of the Indenture, or specifying any default that exists. (Section 10.08)

DEFEASANCE

     The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

     DEFEASANCE AND DISCHARGE. The Indenture provides that, if applicable, the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (1) the principal of (and premium, if any) and each installment of interest on the Debt Securities of such series on the Stated Maturity of such payments and (2) installments of any sinking fund payments applicable to the Debt Securities of such series, in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) to the effect that (1) that Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, or, in lieu of such opinion, the Company delivers to the Trustee a ruling of the Internal Revenue Service to the same effect, and (2) the Debt Securities, if then listed on a national securities exchange under the Exchange Act, would not be delisted as a result of such defeasance. (Sections 13.02 and 13.04)

     DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT. The Indenture provides that, if applicable, the Company may omit to comply with certain restrictive covenants in Sections 10.05 and 10.06, and the occurrence and continuance of an Event of Default under Section 5.01(d) (described in clause (4) under "Events of Default") shall not be deemed to be an Event of Default under the Indenture and the Debt Securities of any series, upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay (1) the principal of (and premium, if any) and each installment of interest on the Debt Securities of such series on the Stated Maturity of such payments and (2) installments of any sinking fund payments applicable to the Debt Securities of such series, in accordance with the terms of the Indenture and the Debt Securities of such series. The obligations of the Company under the Indenture and the Debt Securities of such series other than the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) to the effect that (1) the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (2) the Debt Securities of such series, if then listed on a national securities exchange under the Exchange Act, would not be delisted as a result of such defeasance. (Sections 13.03 and 13.04)

     DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. In the event the Company exercises its option not to comply with certain covenants of the Indenture with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (4) under "Events of Default," the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity, but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

MODIFICATIONS AND WAIVERS OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of (or premium, if any) or any interest on any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (3) change the place or currency of payment of principal of (or premium, if any) or interest on any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (5) reduce the aforesaid percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder, or (6) effect certain other changes. (Section 9.02)

     The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive, insofar as such series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 10.09) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture with respect to such series, except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of such series or in respect of a provision or covenant which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 5.13)

BOOK-ENTRY SYSTEM

     The provisions set forth below in this section headed "Book-Entry System" will apply to the Debt Securities of any series if the Prospectus Supplement relating to such series so indicates.

     The Debt Securities of such series will be represented by one or more global securities (collectively, a "Global Security") registered in the name of a depositary (the "Depositary") or a nominee of the Depositary identified in the Prospectus Supplement relating to such series. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary, or its nominee, is the registered holder and owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or such Global Security.

     Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or such Global Security. The Indenture permits the Depositary to authorize participants, as its agents, to take any action which the Depositary, as the holder of a Global Security, is entitled to take under the Indenture or such Global Security. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of a beneficial interest in a Global Security desires to take any action that the Depositary, as the holder of such Global Security is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of such Global Security.

     Upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, the Depositary will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in such Global Security owning through such participants.

     Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     Debt Securities represented by a Global Security are exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Debt Securities. Any Debt Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement by the purchasers of the Notes will be made in immediately available funds. All payments by the Company to the Depositary of principal and interest will be made in immediately available funds.

     The Notes will trade in the Depositary's Same-Day Funds Settlement System until maturity, and therefore the Depositary will require secondary trading activity in the Notes to be settled in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

REGARDING THE TRUSTEE

     Chemical Bank is the Trustee under the Indenture. The Company maintains various banking relationships with the Trustee. Chemical is the agent and a lender under (i) a Revolving Credit Facility Agreement, dated as of July 15, 1994, whereunder Chemical Bank and 30 other domestic and international banks have agreed to lend up to $900 million at any time and from time to time through July 15, 1995, and (ii) a Credit Agreement [364-Day Facility], dated as of July 15, 1994, whereunder Chemical Bank and 29 other domestic and international banks have agreed to lend up to $294 million at any time and from time to time until July 12, 1996, when the commitment of each participating bank terminates unless extended for 364 days on a bank by bank basis or, if not so extended, the Company may obtain a two year loan from any non-extending bank. Chemical Bank is also the counterparty to certain interest rate exchange transactions and performs various other banking services for the Company in the ordinary course of business. Chemical Bank has received and will receive fees and other compensation in connection with the aforesaid credit agreements and for such other transactions and services.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters, dealers or agents or directly to other purchasers.

     The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters may sell Debt Securities to or through dealers.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Act. Any such underwriter or agent will be identified, and any such compensation to be received from the Company will be described, in the Prospectus Supplement.

     Under agreements that may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business and receive fees in connection therewith.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Each series of Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities exchange. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any underwriter will make a market in the Debt Securities of any series or as to the existence or liquidity of a trading market for the Debt Securities of any series.

                          VALIDITY OF DEBT SECURITIES

     Unless otherwise indicated in an accompanying Prospectus Supplement relating to Offered Debt Securities, the validity of the Debt Securities will be passed upon for the Company by C. Thomas Harvie, Esq., a Vice President and the General Counsel of the Company, and for the underwriters or agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following list sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the Debt Securities being registered by this Registration Statement. All amounts are estimated except the Commission registration fee.

    Commission Registration Fee...........................................    $172,413.80
    Printing and Engraving Costs..........................................    $ 75,000.00*
    Accounting Fees and Expenses..........................................    $ 85,000.00*
    Trustee Fees and Expenses.............................................    $ 20,000.00*
    Legal Fees and Expenses...............................................    $ 10,000.00*
    Rating Agencies' Fees.................................................    $457,500.00*
    Blue Sky Fees and Expenses............................................    $ 10,000.00*
    Miscellaneous.........................................................    $ 30,000.00*
                                                                              -----------
              Total.......................................................    $859,913.80
                                                                              ===========

---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Code of Regulations of Registrant concerns indemnification of the Registrant's directors and officers and provides as follows:

                                INDEMNIFICATION

     "The Company shall indemnify each person who is or was a director, officer or employee of the Company, or of any other corporation which he served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Company or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee, other than amounts paid to the Company itself or to such other corporation served at the Company's request. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article. Any such director, officer, or employee referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Article, or (2) independent legal counsel (who may be the regular counsel of the Company) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards. Expense incurred with respect to any such claim action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of their heirs, executors, and administrators of any such person."

     Indemnification also may be made available by Registrant to its directors, officers, employees and agents, and may be available as a matter of right, under
Section 1701.13(E) of the Ohio Revised Code. Section 1701.13(E) of the Ohio Revised Code provides as follows:

             "(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

             (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

             (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

             (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this
        section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or
        (2) of this section was brought.

             Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division
        (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

             (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending this action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

             (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

             (6) The indemnification authorized by this section shall not be the exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person.

             (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

             (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

             (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

     Registrant maintains and pays the premiums on contracts insuring Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above provisions for indemnification and insuring each director and officer of Registrant (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to Registrant, even if Registrant does not have the obligation or right to indemnify such director or officer against such liability or expense.

     Reference is made to Section 7 of the form of Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, for the Registrant's and the Underwriters' respective agreements to indemnify each other against certain civil liabilities, including liabilities under the Securities Act, and to provide contribution in circumstances where indemnification is available.

ITEM 16.  EXHIBITS.

EXHIBIT     EXHIBIT
 ITEM       NUMBER                                    DESCRIPTION
-------     -------     ------------------------------------------------------------------------
  1         1.1         Form of Underwriting Agreement.
  4         4.1(A)      Certificate of Amended Articles of Incorporation of Registrant, dated
                        December 20, 1954, and Certificate of Amendment to Amended Articles of
                        Incorporation of Registrant, dated April 6, 1993 (two documents comprising Registrant's Articles of Incorporation as amended to date).
            4.1(B)      Code of Regulations, adopted November 22, 1955, and amended April 5,
                        1965, April 7, 1980, April 6, 1981 and April 13, 1987.
            4.2         Form of Indenture, dated as of March 15, 1996, between Registrant and
                        Chemical Bank.
  5         5.1         Opinion of C. Thomas Harvie, Esq., Vice President and General Counsel of
                        Registrant, as to the validity of the Debt Securities being offered.
 12         12.1        Computation of Ratios of Earnings to Fixed Charges.
 23         23.1        The consent of Price Waterhouse LLP, independent accountants, to the incorporation by reference in this Registration Statement on Form S-3 of their report dated February 1, 1996 appearing at page 30 of Registrant's
                        Annual Report on Form 10-K for the year ended December 31, 1995.
            23.2        The consent of C. Thomas Harvie, Esq., Vice President and General
                        Counsel of Registrant, is included in his opinion filed as Exhibit 5.1 to this Registration Statement.
 24         24.1        Power of Attorney, dated January 9, 1996, authorizing Robert W. Tieken,
                        C. Thomas Harvie, Richard W. Hauman, George E. Strickler and James
                        Boyazis, or any one of them, to sign this Registration Statement on behalf of the Registrant and certain of the directors and officers of
                        Registrant.
 25         25.1        Statement of Eligibility of Chemical Bank on Form T-1 relating to the
                        Indenture, dated as of March 14, 1996, between Registrant and Chemical
                        Bank.

ITEM 17.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 25th day of March, 1996.

                                          THE GOODYEAR TIRE & RUBBER COMPANY

                                          By: /s/  ROBERT W. TIEKEN
                                            ------------------------------------
                                                     Robert W. Tieken,
                                                  Executive Vice President
                                                and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                       TITLE                            DATE
---------------------------------  -----------------------    -----------------------------------
Samir F. Gibara..................  President and Chief
                                   Executive Officer and a
                                   Director (Principal
                                   Executive Officer)
George E. Strickler..............  Vice President and         By: /s/  ROBERT W. TIEKEN
                                   Comptroller (Principal     -----------------------------------
                                   Accounting Officer)        Robert W. Tieken
John G. Breen....................  Director                   Signing individually as Executive
William E. Butler................  Director                   Vice President (Principal Financial
Thomas H. Cruikshank.............  Director                   Officer) of Registrant and as
Stanley C. Gault.................  Director                   Attorney-in-Fact for the directors
William J. Hudson, Jr............  Director                   and officers whose names appear
Gertrude G. Michelson............  Director                   opposite
Steven A. Minter.................  Director
Agnar A. Pytte...................  Director                   March 25, 1996
George H. Schofield..............  Director
William C. Turner................  Director




                               INDEX OF EXHIBITS

EXHIBIT     EXHIBIT
 ITEM       NUMBER                                    DESCRIPTION
-------     ------     -------------------------------------------------------------------------
      1       1.1      Form of Underwriting Agreement.
      4       4.1(A)   Certificate of Amended Articles of Incorporation of Registrant, dated
                       December 20, 1954, and Certificate of Amendment to Amended Articles of
                       Incorporation of Registrant, dated April 6, 1993 (two documents comprising Registrant's Articles of Incorporation as amended to date).
              4.1(B)   Code of Regulations, adopted November 22, 1955, and amended April 5,
                       1965, April 7, 1980, April 6, 1981 and April 13, 1987.
              4.2      Form of Indenture, dated as of March 15, 1996, between Registrant and
                       Chemical Bank.
      5       5.1      Opinion of C. Thomas Harvie, Esq., Vice President and General Counsel of
                       Registrant, as to the validity of the Debt Securities being offered.
     12      12.1      Computation of Ratios of Earnings to Fixed Charges.
     23      23.1      The consent of Price Waterhouse LLP, independent accountants, to the incorporation by reference in this Registration Statement on Form S-3 of their report dated February 1, 1996 appearing at page 30 of Registrant's
                       Annual Report on Form 10-K for the year ended December 31, 1995.
             23.2      The consent of C. Thomas Harvie, Esq., Vice President and General Counsel
                       of Registrant, is included in his opinion filed as Exhibit 5.1 to this
                       Registration Statement.
     24      24.1      Power of Attorney, dated January 9, 1996, authorizing Robert W. Tieken,
                       C. Thomas Harvie, Richard W. Hauman, George E. Strickler and James
                       Boyazis, or any one of them, to sign this Registration Statement on behalf of the Registrant and certain of the directors and officers of
                       Registrant.
     25      25.1      Statement of Eligibility of Chemical Bank on Form T-1 relating to the
                       Indenture, dated as of March 14, 1996, between Registrant and Chemical
                       Bank.